Exhibit 10.5

SERVICE MODULE

FOR

CUSTODIAL SERVICES

between

BFA RECIPIENTS

and

STATE STREET

This Service Module for Custodial Services (this “Service Module”), dated as of _________ __, 2018, is entered into by and between each BFA Recipient listed in Schedule 11-A (each a “BFA Recipient” and collectively the “BFA Recipients”) and State Street Bank and Trust Company (“State Street”). The BFA Recipients and State Street are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, each BFA Recipient desires to place and maintain all or a portion of its portfolio securities and other assets including cash in the custody of State Street;

WHEREAS, State Street has indicated its willingness to so act, subject to the terms and conditions of this Service Module;

NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.	BACKGROUND.

1.1	Purpose. This Service Module is made and entered into with reference to the following:

(a)

Each of the BFA Recipients and State Street entered into a Master Services Agreement dated as of the date hereof (the “Master Services Agreement”, which forms the basis for the Parties understanding with respect to the terms and conditions applicable to this Service Module.

(b)	Except as otherwise specified herein, this Service Module incorporates the terms of the Master Services Agreement.

(c)

The Parties are entering into this Service Module under and pursuant to the Master Services Agreement to cover the certain custodial services described in more detail in this Service Module, the schedules hereto and the Americas Matrix (the “Custodial Services”). Such Custodial Services are set forth in the Custodial Services in the Service Levels schedule attached hereto, and relate to Items 3, 13, 14, 22 or 28 in the Americas Matrix.

1.2	Objectives. Each BFA Recipient and State Street agrees that the purposes and objectives of the Master Services Agreement apply to this Service Module, subject to the limitations set forth therein.

2.	OVERVIEW AND STRUCTURE.

2.1

Overview. Subject to the terms and conditions of the Master Services Agreement and this Service Module, as of the Service Module Effective Date, State Street will provide the Custodial Services described in this Service Module, and the schedules hereto to each BFA Recipient. This Service Module will include the following Schedules:

Schedule 11-A	BFA Recipients
Schedule 11-B	Service Levels
Schedule 11-C	KPIs
Schedule 11-D	Fee Schedule

3.	DEFINITIONS.

3.1

Generally. Defined terms used in this Service Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement, unless otherwise defined in this Service Module.

3.2	Defined Terms. Whenever used herein, the terms listed below will have the following, meaning:

(a)	“1933 Act” will mean the United States Securities Act of 1933, as amended.

(b)	“Client Publications” will mean the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

(c)	“Investment Advisor” will mean the investment advisor or investment manager of a BFA Recipient.

(d)	“Portfolio Security” will mean any Security owned by a BFA Recipient.

(e)

“Security” will have the same meaning as when such term is used in the 1933 Act including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

4.	TERM.

Initial Term. The Initial Term of this Service Module shall commence on the Service Module Effective Date and shall continue until April 13, 2025 (7 years), unless terminated earlier or extended in accordance with the terms of this Service Module or the Master Services Agreement. This Service Module shall automatically terminate upon the termination of: (a) the Master Services Agreement or (b) the iGroup Module.

5.	TERMS OF APPOINTMENT.

5.1

State Street Appointed as Custodian. Each BFA Recipient hereby appoints State Street as a custodian of such BFA Recipient’s portfolio securities and cash delivered to State Street as hereinafter described, and State Street agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Service Module, the BFA Recipients agree to pay to State Street fees as may be agreed to from time to time in writing between the Parties. As custodian, State Street shall have general responsibility for the safekeeping of all securities, cash and other property of each BFA Recipient that are received by State Street. Except as otherwise provided herein, State Street will receive and hold pursuant to the terms hereof, in a separate account or accounts and physically segregated (solely with respect to physical assets and only to the extent reasonably practicable) at all times from those of other persons, any and all property which may be received by it for the account of any BFA Recipient. All such property will be held or disposed of by State Street only upon receipt of Proper Instructions (which may be standing instructions), including with respect to the posting of initial or variation margin from time to time identified by the BFA Recipient pursuant to Proper Instructions.

5.2	Use of Depositories. State Street may deposit and/or maintain securities owned by a BFA Recipient in a Depository in compliance with the conditions of Rule 17f-4 under the 1940 Act.

6.	SERVICE LEVELS.

Schedules 11-B and C set forth the Service Levels and Key Performance Indicators applicable to the Services under this Service Module. State Street will perform the Services under this Service Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

7.	SEGREGATION AND REGISTRATION.

7.1

State Street will, upon receipt of Proper Instructions on behalf of the applicable BFA Recipient, establish and maintain a segregated account or accounts for and on behalf of such BFA Recipient, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street: (a) in accordance with the provisions of any agreement among the applicable BFA Recipient, State Street and a broker-dealer registered under the Exchange Act and a member of FINRA or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the BFA Recipient; (b) for purposes of segregating U.S. cash, U.S. Government securities, or other U.S. securities in connection with swaps or other transactions by such BFA Recipient related to an ISDA Master Agreement; (c) for purposes of segregating U.S. cash or U.S. Government securities in connection with options purchased, sold or written by the BFA Recipient or commodity futures contracts or options thereon purchased or sold by such BFA Recipient; (d) for the purposes of achieving the equivalent of compliance by such BFA Recipient with the procedures required by 1940 Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies; and (e) for any other purpose upon receipt of Proper Instructions from or on behalf of such BFA Recipient.

7.2

Domestic securities held by State Street (other than bearer securities) will be registered in the name of the applicable BFA Recipient or in the name of any nominee of the applicable BFA Recipient or of any nominee of State Street which nominee will be assigned exclusively to a BFA Recipient, unless such BFA Recipient has authorized in writing the appointment of a nominee to be used in common with other entities having the same commodity trading advisor or other advisor as such BFA Recipient, or in the name or nominee name of any agent or in the name or nominee name of any delegee of State Street that is properly appointed. All securities accepted by State Street on behalf of a BFA Recipient under the terms of this Service Module will be in “street name” or other good delivery form.

8.	REDEMPTIONS.

In the case of payment of assets of a BFA Recipient held by State Street in connection with redemptions and repurchases by a BFA Recipient of outstanding shares, State Street will rely on notification by such BFA Recipient’s transfer agent (or equivalent) of receipt of a request for redemption before such payment is made. Payment will be made in accordance with the organizational documents of the applicable BFA Recipients from assets available for said purpose.

9.	MAINTENANCE OF RECORDS.

9.1

State Street will create and maintain all records relating to its Services and obligations under this Service Module in such manner as will meet the obligations of each BFA Recipient under the State Street Laws and State Street known laws. All such records will remain the property of the applicable BFA Recipient and will at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees, agents or representatives of such BFA Recipient (including those of its commodity pool operator and commodity trading advisor) and employees and agents of the SEC, the CFTC and the National Futures Association. State Street will, at a BFA Recipient’s request, supply such BFA Recipient with a tabulation of securities owned by such BFA Recipient and held by State Street and will, when requested to do so by such BFA Recipient, include certificate numbers in such tabulations.

9.2

State Street will furnish each BFA Recipient with such daily information regarding the cash, securities positions and activity of such BFA Recipient as State Street and such BFA Recipient will from time to time agree.

9.3

State Street will provide each BFA Recipient, at such times as such BFA Recipient may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by State Street under this Service Module; such reports, will be of sufficient scope and in sufficient detail, as may reasonably be required by such BFA Recipient to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports will so state.

9.4	State Street will assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

10.	REPORTS.

State Street will provide each BFA Recipient with a 38a-1 certificate on a quarterly basis, and a 38a-1 auditor’s report on at least an annual basis.

11.	AGENTS AND SUB-CUSTODIANS WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD IN THE UNITED STATES.

11.1

State Street may employ agents in the performance of its duties hereunder, including sub-custodians, provided that any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the property of the BFA Recipients held in the United States. State Street will notify each affected BFA Recipient in writing of the identity and the qualifications of such sub-custodians. State Street will be responsible for the acts and omissions of its agents hereunder as if performed by State Street hereunder. The employment of such agents will be in accordance with Section 4.4 of the Master Services Agreement. Without limiting the foregoing, certain duties of State Street hereunder may be performed by one or more Affiliates of State Street.

11.2

Upon receipt of Proper Instructions, State Street may employ sub-custodians selected by a BFA Recipient, provided that: (a) any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the property of such BFA Recipient held in the United States. State Street will notify each affected BFA Recipient in writing of any change in the identity and the qualifications of such sub-custodians. State Street will not be responsible for the acts or omissions of sub-custodians selected by or at the direction of a BFA Recipient. In addition, State Street will not be permitted to use as sub-custodians entities that are affiliates of the BFA Recipients. The BFA Recipients shall provide State Street with a current list of the identities of their affiliates on a quarterly basis or more frequently if such list of affiliates is revised during a quarter.

11.3

The BFA Recipients acknowledge that State Street may use domestic Depositories and their related nominees to hold, receive, exchange, release, lend, deliver and otherwise deal with Securities and to receive and remit, on behalf of a BFA Recipient, all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

12.	REPRESENTATIONS AND WARRANTIES.

State Street warrants that it has and will maintain at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act in connection with acting as custodian of the Portfolio Securities of each BFA Recipient.

13.	FEES, EXPENSES AND ADVANCES.

13.1

Fees and Expenses of State Street. Each BFA Recipient will pay State Street the fees set forth in Schedule 11-D hereto for the Services provided by State Street under this Service Module. Any payment obligations of any BFA Recipient hereunder shall be deemed satisfied if paid by iShares® Delaware Trust Sponsor LLC on its behalf.

13.2

Advances by State Street. State Street may, in its sole discretion, advance funds on behalf of a BFA Recipient to make any payment permitted by this Service Module upon receipt of any Proper Instruction required by this Service Module for such payments. Should such a payment(s) with advanced funds, result in an overdraft (due to insufficiencies of a BFA Recipient’s account with State Street, or for any other reason) any such overdraft or related indebtedness will be deemed a loan made by State Street to the BFA Recipient payable on demand and bearing interest from the date incurred at the rate agreed upon by State Street and the BFA Recipients as of the date hereof. Each BFA Recipient agrees that State Street shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for such BFA Recipient’s benefit or in which the BFA Recipient has an interest and which is then in State Street’s possession or control (or in the possession or control of any third party acting on State Street’s behalf). Each BFA Recipient authorizes State Street, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of such BFA Recipient on State Street’s books.

14.	FOREIGN EXCHANGE

14.1

Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, State Street shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by State Street under this Service Module.

14.2

BFA Recipient Elections.  Each BFA Recipient (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with State Street, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where a BFA Recipient or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the BFA Recipient (or its Investment Advisor) instructs State Street, on behalf of the BFA Recipient, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. State Street shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the BFA Recipient, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. State Street shall have no responsibility under this Service Module or the Master Services Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by a BFA Recipient (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

14.3

BFA Recipient Acknowledgment. Each BFA Recipient acknowledges that in connection with all foreign exchange transactions entered into by the BFA Recipient (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(a)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the BFA Recipient or its Investment Advisor;

(b)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the BFA Recipient or its Investment Advisor; and

(c)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the BFA Recipient or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the BFA Recipient or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

14.4

Transactions by State Street. State Street or its affiliates, including SSGM, may trade based upon information that is not available to the BFA Recipient (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the BFA Recipient (or its Investment Advisor), and shall have no obligation, under this Service Module or the Master Services Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the BFA Recipient or the Investment Advisor.

15.	MISCELLANEOUS

15.1

Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

For a BFA Recipient:	c/o iShares® Delaware Trust Sponsor LLC 400 Howard Street San Francisco, CA 94105

With Copy To:	BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105

For State Street:	State Street Bank and Trust Company One Iron Street Boston, MA 02110-1641 Attention: Michael Fontaine, Senior Vice President

With Copy To:	State Street Bank and Trust Company Legal Division – Global Services Americas State Street Financial Center One Lincoln Street Boston, MA 02111 Attention: Senior Managing Counsel, Legal Department

15.2

Survival. Notwithstanding anything to the contrary in this Service Module, each Party’s obligations under Sections 9 and 15 hereof will continue and remain in full force and effect after the termination of this Service Module. In addition, Sections 1, 2, 3 and 5 through 14 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

15.3

Single Agreement. This Service Module (including any exhibits, appendices and schedules hereto), together with the iGroup Module, the License Agreements and the Master Services Agreement, including any exhibits, appendices and schedules thereto, constitutes the entire agreement between State Street and the BFA Recipients as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Service Module has been executed and delivered between State Street and the BFA Recipients.

15.4

Prior Service Modules. This Service Module supersedes and terminates, as of the date hereof, the Existing Module and all other prior service modules for custodial services between State Street and the parties identified as BFA Recipients on Schedule 11-A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Service Module to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

EACH BFA RECIPIENT LISTED ON SCHEDULE 11-A By: _________________________________________
Name: Title: STATE STREET BANK AND TRUST COMPANY By: _______________________________________ Name: Title:

SCHEDULE 11-A

TO

SERVICE MODULE

FOR

CUSTODIAL SERVICES

BFA Recipients

iShares® S&P GSCI™ Commodity Indexed Trust

1

SCHEDULE 11-B

TO

SERVICE MODULE

FOR

CUSTODIAL SERVICES

Service Levels

SCHEDULE 11-C

TO

SERVICE MODULE

FOR

CUSTODIAL SERVICES

KPIs

3

SCHEDULE 11-D

TO

SERVICE MODULE

FOR

CUSTODIAL SERVICES

Fee Schedule

[see Schedule 2-D to US Funds Custody Module]